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                                                                   EXHIBIT 10.26

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                                                                REDACTED VERSION
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                              SUBLICENSE AGREEMENT

This License Agreement ("Agreement"), is made and entered into this 15th day of May, 1997 ("Effective Date"), by and between


                            Boehringer Mannheim GmbH,
                              a German corporation
         having its principal place of business at Sandhofer Strasse 116
                                 Postfach 310120
                            D-68298 Mannheim Germany
                                 ("Boehringer")


                                       and


                                   NeoRx Co.,
                             an American corporation
       having its principal place of business at 410 West Harrison Street
                            Seattle, Washington 98119
                                   ("NeoRx").


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WHEREAS:

Biogen Inc. has granted Boehringer the exclusive right to make, have made, use, market and sell LICENSED PRODUCTS which right is covered by the U.S. Patents Nos. 5,168,049 and 5,272,254 owned by Biogen Inc., and

NeoRx is interested in making, using, selling and having sold LICENSED PRODUCTS, for its PRETARGETING TECHNOLOGY, and

BM is willing to grant NeoRx sublicense to make, have made, use, sell and have sold LICENSED PRODUCTS in the FIELD.

ARTICLE I - DEFINITIONS

1.1   LICENSED PATENTS

      The term "Licensed Patents" shall mean the Biogen, Inc. US Patent Nos. 5,168,049 and 5,272,254 (licensed by Boehringer from Biogen), and any other patent owned or controlled by Boehringer relating to [*] and the patents issued therefrom.

[*]   DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A
REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

1.2   LICENSED PRODUCTS

      The term "Licensed Products" shall mean [*].

1.3   FIELD

      "Field" shall mean all applications of NeoRx's proprietary Pretargeting Technology.

1.4   PRETARGETING TECHNOLOGY

      "Pretargeting Technology" means products and processes involving target site localization in a patient through administration of a targeting agent [*].

ARTICLE II - LICENSE GRANT

2.1   GRANT OF LICENSE

      Boehringer hereby grants to NeoRx an exclusive sublicense to make, have made, use, sell, and have sold Licensed Products in the Field.


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2.2   This sublicense to NeoRx shall include [*], consistent with the License
      Agreement of March 1, 1994 between Biogen and Boehringer [*].

2.2.1 NeoRx shall comply with all government statutes and regulations that relate to the Licensed Products including all export regulations.

2.3   [*]

2.4   RIGHTS

      Boehringer represents and warrants that it has the right and power to grant to NeoRx the sublicense provided herein.

ARTICLE III - ROYALTY

3.1   INITIAL PAYMENT

      In consideration of the right and license granted hereunder, NeoRx shall pay to Boehringer the sum of [*] as an initial payment within fifteen (15) days of the Effective Date.

3.2   ANNUAL MAINTENANCE FEE

      NeoRx shall pay to Boehringer an annual maintenance fee of [*] due on the anniversary date of this Sublicense Agreement.

3.3   ONE-TIME MILESTONE PAYMENT

      NeoRx shall pay to Boehringer a one-time milestone payment of [*] upon approval by the United States Food and Drug Administration of the first Pretargeting Product containing Licensed Product, no matter if this product is a product of NeoRx or a Sublicensee of NeoRx.

3.4   WITHHOLDING TAX ON CONSIDERATION

      Unless otherwise agreed, all taxes or other governmental charges which NeoRx is required to withhold from the initial payment and other payments under this Agreement shall be deducted from such payments and an evidence of such withholding shall be delivered to Boehringer without undue delay.



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ARTICLE IV - OBLIGATION OF EXCLUSION OF LIABILITY

4.1   DISCLAIMER OF WARRANTY

      Boehringer makes no representations, conditions or warranties that any of the Licensed Patents are valid or enforceable and that any manufacture, use, sale or other disposal of the Licensed Products is not an infringement of any patent of any third party.

4.2   DISCLAIMER OF LIABILITY

      Boehringer shall be under no liability whatsoever to NeoRx (whether in negligence or otherwise) for any expense, loss, damage or injury of any kind (including any loss of profit or consequential damage) sustained by NeoRx or any third party arising or incurred in connection with the manufacture, use, sale or other disposal of Licensed Products or deriving directly or indirectly out of the use of the Licensed Patents or otherwise arising out of the grant of any rights hereunder, or the provision of any information in connection herewith.

4.3   INDEMNIFICATION BY NEORX

      NeoRx shall indemnify Boehringer from and against all claims, demands, actions, liabilities and damages made by, or awarded to, any person and any costs and expenses thereof arising from, or connected with, the design, production, manufacture, use, sale, promotion, or other disposal of Licensed Products or the provision or use of the Licensed Patents or otherwise arising out of the grant of any rights hereunder.

4.4   INFRINGEMENT BY THIRD PARTIES

      NeoRx shall notify Boehringer forthwith of any infringement or threatened infringement of any of the Licensed Patents which shall at any time come to its knowledge. NeoRx shall give sufficient cooperation that is legally appropriate and within reasonable range to protect Boehringer's rights over the Licensed Patents.

ARTICLE V - DURATION, TERMINATION AND MISCELLANEOUS

5.1   TERM

      This Agreement shall commence on the Effective Date and endure and remain in full force, unless terminated under the provisions of this Agreement, throughout the life of any one of the Licensed Patents.



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5.1.1 [*] In case Boehringer intends not to maintain the Biogen license,
      Boehringer shall inform NeoRx with six (6) months prior notice.

5.1.2 Boehringer shall have the right to terminate this Agreement and license granted hereunder if: NeoRx is in breach or default under this Agreement and has not cured such breach of or default within sixty (60) days after written notice is sent by Boehringer to NeoRx specifying the nature of such breach or default.

5.1.3 NeoRx shall have the right to terminate this Agreement upon ninety (90) days written notice to Boehringer, if: (1) Boehringer is in breach or default under this Agreement and has not cured such breach or default with the aforementioned period or, (2) NeoRx is no longer practicing or using the Licensed Patents.

5.1.4 Either Party shall have the right by written notice to the other party to terminate this Agreement in the event that the other party shall file for prosecution under federal or state Bankruptcy Laws, becomes insolvent or makes an assignment for the benefit of creditors, enters or is put into voluntary or compulsory liquidation or has its business enjoined or ordered into receivership of the equivalent.

5.1.5 Termination shall not affect the provisions as set forth in articles 5.5.

5.2   ENFORCEABILITY

      Should any part of this Agreement be held unenforceable or in conflict with the law of any jurisdiction, the validity of the remaining parts or provisions shall not be affected by such holding.

5.3   WAIVER

      A waiver of any breach of any provision of this Agreement shall not be construed as a continuing waiver of other breaches of the same or other provisions of this Agreement.

5.4   ASSIGNMENT

      Neither this Agreement nor any interest herein is assignable or transferable by NeoRx without a prior approval of Boehringer. In the event that Boehringer will assign or otherwise transfer this Agreement to any third party, Boehringer shall notice NeoRx prior to such assignment or transference and shall bind the assignee or transferee of this Agreement to



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      the same extent as Boehringer is bound by all of terms and conditions hereof.

5.5   CONFIDENTIALITY

5.5.1 Each party shall treat all confidential information received from the other party (or its agents or employees), including information regarding or relating to NeoRx Patent Rights, and any information derived therefrom, (any and all such information to be hereinafter referred to as "Proprietary Information") as the confidential and proprietary information of the disclosing party.

      As used herein, "Proprietary Information" does not include:

      (i) information which at the time of disclosure to the receiving party is generally available to the public, or which after such disclosure becomes generally available to the public by publication or otherwise other than as the result of a prohibited disclosure by the receiving party;

      (ii) information that is demonstrated to have been in the receiving party's possession prior to the time of disclosure by the disclosing party;

      (iii) information that is demonstrated by a preponderance of the evidence to have been independently developed by the receiving party's personnel without reference to Proprietary Information disclosed by the disclosing party; and

      (iv) information received from a third party unless such information is obtained subject to a confidential disclosure agreement.

5.5.2 Except as required by law and as otherwise set forth herein, each party agrees (i) to hold in strict confidence and trust and maintain as confidential all Proprietary Information of the other party except as required by applicable law or regulation including, without limitation, applicable securities laws and regulations, (ii) not to disclose any such Proprietary Information to any person, except to those employees or legal counsel of the receiving party who are required to receive the Proprietary Information for the purposes described in this Agreement and who are bound by a similar obligation of confidentiality and (iii) to use the Proprietary Information only for the purposes described in this Agreement.

5.5.3 Each party agrees that all Proprietary Information disclosed by the other party will at all times be and remain the sole property of the disclosing



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      party and the disclosing party is the sole owner of all patents, copyrights and other intellectual property rights and other proprietary rights related to the Proprietary Information disclosed by it. Nothing in this Agreement shall be construed as granting to the receiving party an implied license in, or right or option to license or use any intellectual property right (including but not limited to any patent right obtained by the disclosing party) relating to the Proprietary Information disclosed by it or any right to use such Proprietary Information except as expressly provided herein.

5.5.4 Immediately upon the termination of this Agreement, or upon disclosing party's request, the receiving party will deliver to the disclosing party all Proprietary Information disclosed by the disclosing party and all documents and data storage media containing any such Proprietary Information and any and all copies thereof, and will delete all such Proprietary Information from its documents and data storage media.

5.6   GOVERNING LAW

      This Agreement shall be interpreted and construed, and the legal relations created herein shall be determined, in accordance with the substantive laws of Germany.

5.7   ARBITRATION

5.7.1 Any dispute, controversy or claim rising out of or relating to this Agreement shall be referred to arbitration in accordance with the rules of conciliation and arbitration of the Zurich Chamber of Commerce.

5.7.2 The Court of Arbitration shall consist of three arbitrators; each party shall nominate one member. The chairman shall be appointed by the President of the Zurich Chamber of Commerce in accordance with the aforementioned arbitration rules.

5.7.3 The arbitration shall be held at a location to be agreed upon by the arbitrators in the English language. Arbitration shall be final and binding upon both parties.

5.8   MODIFICATION

      No modification or alteration of this Agreement included this provision shall be effective unless they are made in writing and signed by duly authorized representatives of the parties.



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5.9   ENTIRE AGREEMENT

      This Agreement constitutes the entire agreement and understanding between the parties and supersedes any prior agreements and understandings with respect to the Licensed Patents.

5.10  NOTICES

      Notices required under this Agreement shall be in writing and shall for all purposes be deemed to be fully given and received when sent by registered mail, postage prepaid, to the respective parties at the following addresses:

If to Boehringer

      Boehringer Mannheim GmbH
      Legal Counsel Biochemical Division
      Sandhofer Stra(greek beta)e 116
      Postfach 31 01 20
      68298 Mannheim
      Germany

If to NeoRx

      NeoRx Corporation
      Attention: Anna Wight
      410 West Harrison
      Seattle, WA 98119-4007
      USA

Either party hereto may change its address for the purposes of this Agreement by giving the other party written notice of its new address.



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In Witness whereof, the parties have affixed their signatures on the dates indicated below to two (2) duplicate originals, each of which shall be considered an original.

Date: May 15, 1997                        Date:

BOEHRINGER MANNHEIM GMBH                  NEORX CORPORATION



By:___________________________________    By:__________________________________
    i. V. Dieter Lingelbach                   John M. Reno, Ph.D.
    V.P. Biochemicals for the Pharm.          V.P. Research & Development
    Ind. Business


By:___________________________________
    i. V. Dr. Claus Schneider
    Senior Director Biochemicals for
    the Pharm. Ind. Business



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